Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated December 3, 2012 relating to the statements of financial condition of the United States Commodity Funds Trust I (the “Trust”) and the United States Asian Commodities Basket Fund, United States Gasoil Fund, United States Natural Gas Double Inverse Fund and United States Sugar Fund (each a series of the Trust) for the year ended December 31, 2011 and the period ended as of September 30, 2012, and to the reference to our Firm as “Experts” in the Prospectus.

/s/  SPICER JEFFRIES LLP

Greenwood Village, Colorado

December 3, 2012

Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated March 28, 2012 relating to the statements of financial condition for the years ended December 31, 2011 and 2010 of United States Commodity Funds LLC and Subsidiaries, and to the reference to our Firm as “Experts” in the Prospectus.

/s/  SPICER JEFFRIES LLP

Greenwood Village, Colorado

December 3, 2012